UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

KAR Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-148847	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 3, 2009, KAR Holdings, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2008. KAR Holdings, Inc. will host an earnings conference call, Wednesday, March 4th, at 11:00 a.m., Eastern Standard Time. The conference call may be accessed by calling 1-877-604-9669 and entering participant passcode 6748889. The call will be hosted by KAR Holdings, Inc. Chairman and Chief Executive Officer Brian Clingen and Executive Vice President and Chief Financial Officer Eric Loughmiller. The call will feature a review of operating highlights and financial results for 2008. The press release dated March 3, 2009 is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference in its entirety.

Within the Company’s fourth quarter and full-year 2008 press release and related attachments thereto, the Company makes reference to certain non-GAAP financial measures. The non-GAAP financial measures include the following: EBITDA, Adjusted EBITDA, Adjusted EBITDA per the credit agreement and a pro forma presentation of 2007 segment results. The Company has presented reconciling information along with the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) for each of the above non-GAAP financial measures in the press release. In addition, the Company’s reasons for presenting these non-GAAP financial measures are discussed below.

The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year and quarter-sequential basis. Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The specific reasons, in addition to the reasons described above, why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s results of operations are as follows:

EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement – The Company’s management believes that EBITDA is a useful supplement and meaningful indicator of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal internal measures of performance used by the Company. Management uses the Adjusted EBITDA measure to evaluate the performance of the Company and to evaluate results relative to incentive compensation targets. Adjusted EBITDA per the Credit Agreement adds the pro forma impact of recent acquisitions and the pro forma cost savings per the credit agreement to Adjusted EBITDA. This measure is used by the Company’s creditors in assessing debt covenant compliance and management believes its inclusion is appropriate to provide additional information to investors about certain covenants required pursuant to the Company’s senior secured credit facility and notes. The most directly comparable financial performance measure calculated and presented in accordance with GAAP is net income (loss). A reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement for each of the four quarters and the years ended December 31, 2008 and 2007 is contained in the attachments to the press release.

Pro forma presentation of 2007 segment results – The press release attachments include a pro forma presentation of the Company’s segment results for the fiscal year ended December 31, 2007. The pro forma segment results for the year ended December 31, 2007 are based on ADESA and IAAI’s financial statements for the periods from January 1, 2007 to April 19, 2007 and KAR Holdings’ financial statements for the period from January 1, 2007 to December 31, 2007, as adjusted to combine the financial statements of ADESA Impact and IAAI on a historical basis and to illustrate the estimated pro forma effects of the merger transactions as if they had been consummated on January 1, 2007. KAR Holdings had no operations during the period of January 1, 2007 to April 19, 2007. The Company’s management believes that presenting pro forma segment results is important for comparing results between reporting periods. The pro forma information can assist in making meaningful period-over-period comparisons and in identifying operating trends that might otherwise be masked or distorted. The most directly comparable financial measure calculated and presented in accordance with GAAP is operating profit. The attachments to the press release include a reconciliation of the Company’s GAAP segment results to the pro forma presentation. The nature of the pro forma adjustments is described in detail in the press release attachments.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press release dated March 3, 2009 – “KAR Holdings, Inc. Reports Earnings for the Year Ended December 31, 2008”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 3, 2009	KAR Holdings, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer